___________ UNITS

LONGHAI STEEL INC.

UNDERWRITING AGREEMENT

________________, 2010

Ladenburg Thalmann & Co. Inc.
As Representative of the
Several Underwriters named
in Schedule I hereto

Ladies and Gentlemen:

LONGHAI STEEL INC, a Nevada corporation (the “Company”), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of ______________ units (the “Units”), each consisting of two shares of common stock, $0.001 par value per share (the “Common Stock”) and one warrant to purchase one share of common stock (the “Warrants”) pursuant to and in accordance with the terms and conditions of this underwriting agreement (the “Agreement”).

It is understood that, subject to the conditions hereinafter stated, an aggregate of ______________ Units (the “Firm Securities”) will be sold to the several Underwriters named in Schedule I hereto (the “Underwriters”) in connection with the public offering (the “Offering”) and sale of such Firm Securities.  Ladenburg Thalmann & Co. Inc. shall act as the representative (the “Representative”) of the several Underwriters.  In addition, as set forth below, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, an aggregate of up to __________________ additional Units (“Optional Securities”).  The Firm Securities and the Optional Securities are hereinafter called the “Securities.”

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1.           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-168226), which contains a form of prospectus to be used in connection with the public offering and sale of the Securities.  Such registration statement on Form S-1, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus included in the Registration Statement is hereinafter called a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the time it became effective.  All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)           The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The final preliminary prospectus included in the Disclosure Package (as defined below) and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, and each Closing Date (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at the date hereof, the Closing Date and any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 12 hereof.  There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)           The term “Disclosure Package” shall mean, collectively, (i) the preliminary prospectus that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined below), if any, as amended or supplemented, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule III hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 4:30 PM (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12 hereof.

(d)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof.

(e)           The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative have reasonably requested for each of the Underwriters.

(f)           The Company has not distributed and will not distribute, prior to the later of the Option Closing Date (as defined in Section 4 below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Schedule III hereto or the Registration Statement.

(g)           MaloneBailey LLP (“MaloneBailey”), whose report appears in the Registration Statement, and included in the Disclosure Package and the Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”).  To the knowledge of the Company, MaloneBailey is duly registered and in good standing with the PCAOB. MaloneBailey has not during the periods covered by the financial statements included in the Registration Statement and in the Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The financial statements and schedules (including the related notes) included in the Registration Statement, and included in the Disclosure Package and the Prospectus, present fairly the financial condition, the results of the operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  All adjustments necessary for a fair presentation of results for such periods have been made.  The selected financial, operating and statistical data set forth in any preliminary prospectus included in the Disclosure Package and the Prospectus under the captions “Prospectus Summary,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the information set forth therein.

(h)           Each of the Company and its subsidiaries (“Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary; each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect (except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects, properties or results of operations of the Company or any of its Subsidiaries (“Material Adverse Effect”); and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would result, individually or in the aggregate, in having a Material Adverse Effect.

(i)           The capitalization of the Company is as set forth under the caption “Capitalization” in the Disclosure Package and Prospectus, and the Units, Common Stock and Warrants conform to the description thereof contained under the caption “Description of Capital Stock” in the Disclosure Package and Prospectus; the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s certificate of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound other than those accurately described in the Disclosure Package and the Prospectus.  None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.  All of the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any Subsidiary other than those accurately described in the Disclosure Package and the Prospectus.

(j)           Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, and except as described or contemplated in the Disclosure Package and Prospectus or otherwise disclosed to the Underwriters in writing: neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; there has not been any Material Adverse Effect; and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k)           Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, or any agreement, contract, mortgage, deed of trust, loan agreement, note, lease, indenture or other instrument, to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries.  Except for permits and similar authorizations required under the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions, if applicable, and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(l)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

(m)           The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.  The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no restrictions upon the voting or transfer of the Securities under the Company’s certificate of incorporation or by laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(n)           The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and marketable title to all personal property owned by them, in each case clear of all liens, encumbrances and defects except such as are described or referred to in the Disclosure Package and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries.

(o)           Except as fully described in the Disclosure Package and Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company which individually or in the aggregate might result in any Material Adverse Effect, which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby or which is required to be disclosed in the Disclosure Package and Prospectus.

(p)           Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might have a Material Adverse Effect.

(q)           The Company has not taken and may not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(r)           Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign, including the PRC, and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign, including the PRC, taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(s)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.  The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(t)           The Company and its Subsidiaries maintain commercial insurance for their equipment and directors’ and officers’ insurance deemed adequate for the Company’s business, all of which insurance is in full force and effect.  The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)          Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(v)          The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package or the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w)          Except as disclosed in the Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(x)           Except as disclosed in the Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(y)           The Units, Warrants and the Common Stock underlying the Warrants and reserved for issuance under the Warrants have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.  The Units, Warrants and the Common Stock of the Company have been registered under Section 12(b) of the Exchange Act.

(z)           The Company is in material compliance with all applicable provision of the Sarbanes-Oxley Act of 2002 that are currently effective and the rules and regulations promulgated in connection therewith.

(aa)         No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required by the Financial Industry Regulatory Authority (“FINRA”) or under state securities laws or the laws of any foreign jurisdiction.

(bb)        The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, except in the case of this clause (i) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

(cc)        The Company is not presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(dd)        No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(ee)           The Company and its Subsidiaries own or possess the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are (i) necessary or material to conduct its business as now conducted and as described in the Disclosure Package and the Prospectus and as are (ii) necessary or material for the commercialization of the products described in the Disclosure Package and the Prospectus as being under development.  Except as set forth in the Disclosure Package and the Prospectus, (a) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property Rights that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (b) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights, of others that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity, scope, or enforceability of any such Intellectual Property Rights owned by the Company or its Subsidiaries and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s knowledge, the operation of the business of the Company and its Subsidiaries as now conducted, and as described in the Disclosure Package and the Prospectus, and in connection with the development and commercialization of the products described in the Disclosure Package and the Prospectus does not infringe any claim of any patent or published patent application; (e) there is no prior art of which the Company is aware that may render any patent owned or licensed by the Company or its Subsidiaries invalid or any patent application owned or licensed by the Company unpatentable which has not been disclosed to the applicable government patent office; and (f) the Company’s granted or issued patents, registered trademarks, and registered copyrights have been duly maintained and are in full force and in effect, and none of the patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part.  Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described therein in all material respects.  None of the technology or intellectual property used by the Company and its Subsidiaries in its business has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries, or, to the Company’s knowledge, any of its officers, directors, or employees or otherwise in violation of the rights of any persons.  No third party has been granted by the Company or its Subsidiaries rights to the Intellectual Property Rights of the Company or its Subsidiaries that, if exercised, could enable such party to develop products competitive to those of the Company as described in the Disclosure Package and the Prospectus.

(ff)           Except as would not have a Material Adverse Effect, neither the Company or any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in the Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim.  To the Company’s knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses.  Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder.  Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses.  To the Company’s knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained.  To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(gg)           Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries: (A) are and at all times have been in full compliance with all statutes, rules, regulations, or guidances applicable to the Company and its subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(hh)           The Company and each Subsidiary possess such valid and current certificates, authorizations, approvals or permits issued by the appropriate state, federal, foreign regulatory agencies or bodies necessary to conduct their respective businesses and the farming, processing marketing, sale, exportation and importation of the Company’s products and elimination as described in the Disclosure Package and the Prospectus, including under the rules and regulations of the United States Food and Drug Administration, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(ii)           No relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required.

(jj)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(kk)         The Company and its subsidiaries (A) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their business as currently conducted; and (C) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(ll)           The Company and its Subsidiaries are in material compliance with PRC regulations in connection with social insurance for employees.

(mm)       There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(nn)         The market data and industry forecasts included in the Registration Statement and the Disclosure Package and the Prospectus were obtained or derived from industry publications that are and were not at any time under the Company’s control which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(oo)        Except as disclosed in the Disclosure Package or the Prospectus, since the date of the latest audited financial statements included in the Disclosure Package or the Prospectus there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole.

(pp)        No director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company.

(qq)        The Company has not offered, or caused the Underwriter to offer, the Firm Securities to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or its products or services.

(rr)          Each of the Company and Subsidiaries, and to the knowledge of the Company, each of its affiliates and any of the respective officers, directors, supervisors, managers, agents or employees of each of the foregoing, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, U.S. Currency and Foreign Transactions Reporting Act of 1970, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States and/or PRC is a member and with which the designated representative of the United States and/or PRC to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ss)         All “non-GAAP financial measures” (as defined in the Regulations) included in the Registration Statement, the Disclosure Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Regulations.

(tt)          Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any officer, director or stockholder of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180 days prior to the Effective Date, other than the prior payment of $800 to the Underwriter as provided hereunder in connection with the Offering. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein. No officer, director or any beneficial owner of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA); no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market); no Company Affiliate has made a subordinated loan to any member of FINRA; no proceeds from the sale of Shares (excluding underwriting compensation as disclosed in the Registration Statement or Prospectus) will be paid to any FINRA member, or any persons associated with or affiliated with any member of FINRA. Except as disclosed in the Registration Statement or the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement; no person to whom securities of the Company have been privately issued within 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA; and no FINRA member participating in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the Offering.

(uu)        The descriptions of the ownership structure of the Company and its subsidiaries and non-subsidiary controlled companies as set forth in Exhibit 21.1 to the Registration Statement (collectively, the “Subsidiaries”) and the restructurings set forth in the Registration Statement under the caption “Corporate Structure and History” are accurate and complete. The ownership structure of the Company and Subsidiaries, both currently and after giving effect to the offering of the Securities (the “Corporate Structure”), are in material compliance with existing laws and regulations of the People’s Republic of China (“PRC”). All consent, approval, authorization or order of, or registration or filing with any Governmental Authority required for the restructuring transactions resulting into the Corporate Structure (collectively, the “Restructuring”), including without limitation the contractual arrangements between Xingtai Kalington Consulting Service Co., Ltd (“Kalington Consulting”) and Xingtai Longhai Wire Rod Co. (“Longhai”) (Kalington Consulting and Longhai, collectively the “PRC Companies”), have been duly obtained, and none of such governmental authorizations has been withdrawn or revoked nor, to the Company’s knowledge, are there circumstances which may give rise to such governmental authorizations being withdrawn or revoked, or is subject to any condition precedent which has not been fulfilled or performed. The Restructuring did not and/or does not (A) contravene or conflict with any provision of any applicable PRC laws and regulations, (B) contravene or conflict with the respective articles of incorporation, business license or other constitutional documents of any of the Company and its Subsidiaries, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Company and its Subsidiaries is a party or by which any of the Company and its Subsidiaries is bound or to which any of the property or assets of any of the Company and its Subsidiaries is subject, except in the case of (c) where non-compliance would not reasonably be expected to have a Material Adverse Effect (as defined below). The PRC Companies operate their businesses in compliance with all PRC laws and regulations, except where non-compliance would not reasonably be expected to have a Material Adverse Effect.

(vv)        Except for the Subsidiaries, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). Except as disclosed in the Registration Statement, no director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract with, other than, in each case, indirectly through the ownership by such individuals of Common Stock.

(ww)       Each of the Company and the Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

(xx)          The conditions for use of Form S-1 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(yy)         The disclosures in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(zz)         Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign, including the PRC, and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign, including the PRC, taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(aaa)       The Company is in compliance with all applicable PRC and other foreign and U.S. laws, rules, regulations, ordinances, directives, judgments, decrees and orders (including, without limitation, all securities and tax laws, rules and regulations of the PRC), except for such non-compliance as would not have a Material Adverse Effect. As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, neither the Company nor any Subsidiary operates within the United States or any state or territory thereof.

(bbb)       Each of the Company and Subsidiaries, and to the knowledge of the Company, each of its affiliates and any of the respective officers, directors, supervisors, managers, agents or employees of each of the foregoing, has not violated, its participation in the offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, U.S. Currency and Foreign Transactions Reporting Act of 1970, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States and/or PRC is a member and with which the designated representative of the United States and/or PRC to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ccc)       Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(ddd)      Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company (as such term is defined under Rule 144 under the Securities Act, an “Affiliate”) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(eee)       None of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the General Disclosure Package and the Prospectus; except as described in the General Disclosure Package and the Prospectus, any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the PRC Group Companies may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(fff)        Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and Subsidiaries has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such Subsidiary under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal stockholders as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(ggg)      As of the date hereof, as of the date of the Prospectus and the Closing Date, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules did not and do not apply to the issuance and sale of the Securities, the quotation and trading of the Securities on the NASDAQ Global Market, or the consummation of the transactions contemplated by this Agreement. Nor is CSRC or other PRC government approval required in connection with the above.

(hhh)      The Registration Statement, the General Disclosure Package and the Prospectus each fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.            Representations and Warranties of the Underwriters. Each Underwriter severally represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus, or (ii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(b)           It will retain copies of each free writing prospectus used or referred to by it to the extent required by Rule 433 under the Securities Act.

3.           Purchase of the Securities by the Underwriters.

(a)           Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $________ per Unit (which amount will be adjusted to give effect to, as may be applicable to each Underwriter, a 7.5% discount, a 1.5% non-accountable expense allowance and up to $110,000 in reasonable out-of-pocket expenses actually incurred and payable pursuant to applicable FINRA rules), the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 8 hereof.  The Underwriters agree to offer the Firm Securities to the public as set forth in the Prospectus.

(b)           The Company hereby grants to the Representative and its designees an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of forty-five (45) days from the date hereof at the purchase price per Unit set forth above.  Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Optional Securities.  No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

4.           Delivery of and Payment for Securities.  Delivery of certificates for the Firm Securities to be purchased by the Underwriters from the Company against payments for such securities shall be made at the offices of the Representative (or such other place as mutually may be agreed upon), on the third full Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Representative and the Company (the “First Closing Date”).

The option to purchase Optional Securities granted in Section 3 hereof may be exercised during the term thereof by written notice to the Company from the Representative.  The option may be exercised in whole or part, and if in part, the option can be exercised on multiple occasions.  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representative, when the Optional Securities are to be delivered (the “Option Closing Date”).  Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities.  (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates”.)

Delivery of certificates for the Securities shall be made by or on behalf of the Company to the Representative, for the respective accounts of the Underwriters, against payment by the Representative, for the several accounts of the Underwriters, of the purchase price therefor by (i) Federal funds wire transfer or (ii) certified or official bank check payable in next day funds to the order of the Company.  The certificates for the Securities shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at a location in New York, New York as may be designated by the Representative at least one full Business Day prior to such Closing Date.  Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

5.           Covenants.  The Company covenants and agrees with each Underwriter that:

(a)           During such period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably object.

(b)           After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 434, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)           (i) If the preliminary prospectus included in the Disclosure Package is being used to solicit offers to buy the Securities and any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Disclosure Package to comply with law, the Company agrees to promptly prepare, file with the Commission and furnish to the Underwriters and to dealers, at its own expense, amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Disclosure Package, as amended or supplemented, will comply with law; (ii) if, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading (in which case the Company agrees to notify the Representative of any such event or condition), or if in the reasonable opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to promptly prepare, file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish to the Underwriters and to dealers, amendments or supplements to the Registration Statement or the Prospectus, or any new registration statement so that the statements in the Registration Statement or the Prospectus as so amended or supplemented will not be, in the light of the circumstances under which they were made or then prevailing, as the case may be, misleading or so that the Registration Statement or the Prospectus, as amended or supplemented, will comply with law.

(d)           The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)           The Company shall furnish to the Underwriters, from time to time and without charge, copies of the Registration Statement of which three shall be signed and shall include exhibits and all amendments and supplements to any of such Registration Statement, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f)           The Company shall take or cause to be taken all necessary action and furnish to whomever the Representative may direct such information as may be required in qualifying the Securities for sale under the laws of such jurisdictions which the Representative shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Securities; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process.

(g)           The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(h)           The Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date one year after the date of the Prospectus (the “Lock-Up Period”).

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with FINRA Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless the Representative waives, in writing, such extension.

(i)           The Company shall cause each officer and director of the Company and each 5% holder of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, of which such officers, directors and shareholders shall constitute holders on an aggregate and fully diluted basis, to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock during the one-year period (subject to an additional extension to accommodate for earnings or material news releases) following the effective date of the Registration Statement, except with the Representative’s prior written consent.  The Company shall cause certain other shareholders identified by the Underwriter to enter into a similar lock-up agreement that permits limited sales within the lock-up period on substantially the terms described in Exhibit B.

(j)           The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock and Warrants.

(k)          The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Prospectus under the heading “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(l)           The Company will furnish to its securityholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.  During the period of two years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its securityholders and will deliver to the Representative, as soon as they are available, copies of any other reports (financial or otherwise) which the Company shall publish or otherwise make available to any of its securityholders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or FINRA.

(m)         The Company will use its best efforts to maintain the listing of the Securities and the Common Stock reserved for issuance under the Warrants on the NASDAQ Global Market.

(n)          Whether or not this Agreement is terminated or the sale of the Securities to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Disclosure Package and the Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters’ Questionnaires, Underwriters’ Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements, (C) if necessary, all filing fees and reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities for sale under state securities laws as provided in Section 5(f) hereof, (D) the filing fee of FINRA and any applicable fees and expenses of counsel for the Underwriters in connection with a review of the offering by FINRA, (E) any applicable listing fees, (F) the cost of printing certificates representing the Securities, (G) the cost and charges of any transfer agent or registrar, and (H) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise provided for in this Section.  If the sale of the Securities provided for herein is consummated, or if it is not consummated by reason of acts of the Company which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(o)          The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern Standard Time on the first business day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

(p)           The Company will cause Chaojun Wang (or an entity of which he is the beneficial owner) to deliver 2,550,165 currently owned shares of common stock of the Company to an escrow agent pursuant to that Make Good Escrow Agreement filed with the Registration Statement.  The Company will use its best efforts to ensure that the Make Good Escrow Agreement is enforced and that, if required to do so, the referenced shares are cancelled pursuant to the Make Good Escrow Agreement.

6.           Conditions of Underwriters’ Obligations.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall have become effective not later than 4 p.m., Eastern time, on the date of this Agreement, or such later time and date as the Representative shall approve and all filings required by Rules 424, 430A and 433 under the Securities Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(b)           No Underwriter shall have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative’s opinion, is material, or omits to state a fact which, in the Representatives opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           On each Closing Date, the Representative shall have received the favorable opinion of Pillsbury Winthrop Shaw Pitman, LLP counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C  and the favorable written opinion of AllBright Law Offices, legal counsel for the Company with respect to the laws of the PRC dated as of the Closing Date, addressed to the Underwriters in the form attached hereto as Exhibit D.

(d)           On each Closing Date the Representative shall have received the favorable opinion of Kaufman & Canoles, P.C., counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.

(e)           There shall have been furnished to the Representative a certificate of the Company, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)          No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii)         Any and all filings required by Rules 424, 430A, 430B and 430C under the Securities Act have been timely made;

(iv)         The signers of said certificate have carefully examined the Registration Statement and the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)          Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Disclosure Package and the Prospectus which has not been so set forth; and

(vi)         Since the effective date of the Registration Statement, neither the Company nor any of its Subsidiaries shall have sustained any loss by strike, fire, flood, accident or other calamity (whether or not insured), or shall have become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, business, key personnel, capitalization, financial position, earnings or net worth of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, which loss, litigation or change, in the Representative’s judgment, shall render it inadvisable to proceed with the delivery of the Securities.

(f)           On the date hereof, and on each Closing Date, the Representative shall have received from MaloneBailey LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Representative, on behalf of the several Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters).

(g)           The “lock-up” agreements between the Representatives and the stockholders, officers and directors of the Company listed on Schedule II, delivered to the Representative on or before the date hereof, shall be in full force and effect on each Closing Date.

(h)           Since the date of the Prospectus, there has not been a Material Adverse Effect.

(i)            On or before each Closing Date, the Representative and counsel for the Underwriters shall have received such information, certificates, agreements, opinions and other documents as they may reasonably require.

(j)            On or before the First Closing Date, the Units, Common Stock and Warrants shall have been approved for listing on the NASDAQ Global Market.

(k)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters.  The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative.  Any such cancellation shall be without liability of the Underwriters to the Company.  Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

7.            Indemnification and Contribution.

(a)       The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B)  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the term Prospectus for the purpose of this Section being deemed to include the preliminary prospectus included in the Registration Statement at the time it became effective, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Common Stock under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) any omission or alleged omission from the Disclosure Package , any Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in the case of (B), (D) and (E) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Disclosure Package, Issuer Free Writing Prospectus, Prospectus or Application.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b)      Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Underwriters contained herein, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, or any Application, (C) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (D) any omission or alleged omission from the Disclosure Package, any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Disclosure Package, Issuer Free Writing Prospectus,  Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein; and to reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Representative shall have the right to employ counsel to represent it and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in the Representative’s reasonable judgment, based upon the advice of counsel, it is advisable for the Representative and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

8.           Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non- defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 3 hereof.  If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities.  If the non- defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default.  If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary.

9.           Effective Date and Termination.

(a)           This Agreement shall become effective at 9:00 a.m., New York City time, on the first full Business Day following the earlier of (i) the date hereof, or (ii) the day on which the Representative release the initial public offering of the Firm Securities for sale to the public.  The Representative shall notify the Company immediately after the Representative has taken any action which causes this Agreement to become effective.  Until this Agreement is effective, it may be terminated by the Company or by the Representative by giving notice as hereinafter provided to the Representative or by the Representative by giving notice as hereinafter provided to the Company, except that the provisions of Sections 5(n) and 7 hereof shall at all times be effective.  For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by the Representative of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers.

(b)           Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE or NASDAQ or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or state authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, makes it inadvisable to proceed with the delivery of the Securities; or (viii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States or any other national or international calamity or emergency if, in the Representative’s judgment, the effect of any such attack, outbreak, escalation, declaration, act, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the public offering or the delivery of the Securities.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 5(n) or 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c)           This Agreement may also be terminated as provided in Section 8 hereof.

10.          Survival of Indemnities, Contribution, Warranties and Representations.  All representations, warranties, and agreements of the Company and the Underwriting herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

11.          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Ladenburg Thalmann & Co. Inc.
4400 Biscayne Blvd., 12th Floor, Miami, FL 33137
Attention: Nicholas Stergis

with a copy to:	Kaufman & Canoles, P.C.
Three James Center, 12th Floor
1051 East Cary Street
Richmond, Virginia 23219

Attention: Bradley A. Haneberg
Facsimile: 804.771.5777

If to the Company:	Longhai Steel Inc.
No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, China 054000

Attention: Dr. Eberhard Kornotzki, CFO

with a copy to:	Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105-2228

Attention: Scott Kline

12.          Information Furnished by Underwriters.  The statements set forth under the caption “Underwriting” in the table in the first paragraph concerning the names of each Underwriter and the number of shares each Underwriter has agreed to purchase, in the paragraphs concerning sales by Underwriters to the public at the offering price and to dealers at such price less a concession and sales by Underwriters to discretionary accounts in any preliminary prospectus and the Prospectus, and in the first two paragraph under the caption “Underwriter - Stabilization, short positions and penalty bids” constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) and (c) of Section 1 hereof and in paragraphs (a) and (b) of Section 7 hereof.

13.          Parties.  This Agreement is made solely for the benefit of the several Underwriters, the Company, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.  The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from any of the Underwriters merely by reason of such purchase.

14.          Definition of “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) ”Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) ”Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriter, in any such suit, action or proceeding.  THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

16.          Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

                       (a)           The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b)           The price of the Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           The Company waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

18.         General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof (including, but not limited to, that certain Investment Banking Agreement between the Company and Ladenburg Thalmann, dated April 20, 2010, and any amendment thereto).  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

LONGHAI STEEL INC.

By:
Name:	Chaojun Wang
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above mentioned:

LADENBURG THALMANN & CO. INC.
As Representative of the Several Underwriters named in Schedule I hereto

By:
Nicholas Stergis, Managing Director

SCHEDULE I

Underwriting Agreement dated _____________, 2010

Underwriter	Number of Firm Securities to be Purchased

Ladenburg Thalmann & Co. Inc.

SCHEDULE II

Lock-Up Agreements

C-1

SCHEDULE III

Issuer Free Writing Prospectus

2